UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 14, 2011

CORNERSTONE HEALTHCARE PLUS REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.   Other Events

On January 14, 2011, through a wholly-owned subsidiary, we purchased an assisted living property, Forestview Manor (the “Facility”), from 153 Parade Road, LLC a non-related party, for a purchase price of approximately $10.8 million. The acquisition was funded with our revolving credit facility from KeyBank National Association and with proceeds from our initial public offering.

The Facility is a 69 unit assisted living and memory care facility. Built in 1997 and renovated in 2009, the Facility is located in Meredith, New Hampshire, a popular tourist destination in New England situated approximately 90 miles north of Boston, MA and in close proximity to Interstate 93. The property will be managed by Woodbine Senior Living, LLC.

In evaluating this acquisition and determining the appropriate amount of consideration to be paid for this acquisition, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and analyzed how the property compares to comparable properties in its market.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated January 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: January 21, 2011	By:	/s/ SHARON C. KAISER
Sharon C. Kaiser,
Chief Financial Officer